Exhibit 3.12

AMENDED AND RESTATED BYE-LAWS

FORBES ENERGY SERVICES LTD.

TABLE OF CONTENTS

Interpretation		1
1.	Definitions	1

Shares		3
2.	Power to Issue Shares	3
3.	Power of the Company to Purchase its Shares	3
4.	Rights Attaching to Shares	4
5.	Reserved	8
6.	Prohibition on Financial Assistance	8
7.	Reserved	8
8.	Share Certificates	8
9.	Fractional Shares	9

Registration of Shares		9
10.	Register of Members	9
11.	Registered Holder Absolute Owner	9
12.	Transfer of Registered Shares	10
13.	Transmission of Registered Shares	11

Alteration of Share Capital		13
14.	Power to Alter Capital	13
15.	Variation of Rights Attaching to Shares	13

Dividends and Capitalisation		13
16.	Dividends	13
17.	Power to Set Aside Profits	14
18.	Method of Payment	14
19.	Capitalisation	15

Meetings of Members		15
20.	Annual General Meetings	15
21.	Special General Meetings	15
22.	Requisitioned General Meetings	15
23.	Notice	15
24.	Giving Notice and Access	16
25.	Postponement or Cancellation of General Meeting	17
26.	Electronic Participation and Security at General Meetings	17
27.	Quorum at General Meetings	18
28.	Chairman to Preside at General Meetings	18
29.	Voting on Resolutions	19
30.	Power to Demand a Vote on a Poll	19
31.	Voting by Joint Holders of Shares	21
32.	Instrument of Proxy	21
33.	Representation of Corporate Member	22
34.	Adjournment of General Meeting	22
35.	Written Resolutions	23
36.	Directors’ Attendance at General Meetings	24

Directors and Officers		24
37.	Election of Directors	24
38.	Classes of Directors	26
39.	Term of Office of Directors	26
40.	Reserved	26
41.	Removal of Directors	26
42.	Vacancy in the Office of Director	27
43.	Remuneration of Directors	27
44.	Defect in Appointment	28
45.	Directors to Manage Business	28
46.	Powers of the Board of Directors	28
47.	Register of Directors and Officers	29
48.	Officers	29
49.	Reserved	32
50.	Reserved	32
51.	Reserved	32
52.	Conflicts of Interest	32
53.	Indemnification and Exculpation of Directors and Officers	33

Meetings of the Board of Directors		36
54.	Board Meetings	36
55.	Notice of Board Meetings	37
56.	Electronic Participation in Meetings	37
57.	Quorum at Board Meetings	37
58.	Board to Continue in Event of Vacancy	37
59.	Chairman to Preside	37
60.	Written Resolutions	38
61.	Validity of Prior Acts of the Board	38

Corporate Records		38
62.	Minutes	38
63.	Place Where Corporate Records Kept	38
64.	Form and Use of Seal	38

Accounts		39
65.	Books of Account	39
66.	Financial Year End	39

Audits		39
67.	Annual Audit	39
68.	Appointment of Auditor	39
69.	Remuneration of Auditor	40
70.	Duties of Auditor	40
71.	Access to Records	40
72.	Financial Statements	40
73.	Distribution of Auditor’s Report	40
74.	Vacancy in the Office of Auditor	40

Business Combinations		41
75.	Business Combinations	41

Voluntary Winding-Up and Dissolution		48
76.	Winding-Up	48

Changes to Constitution		48
77.	Changes to Bye-laws	48
78.	Discontinuance	48

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INTERPRETATION

1.	Definitions

1.1	In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Act	the Companies Act 1981 as amended from time to time;

Auditor	includes an individual or partnership;

Board

the board of directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the directors present at a meeting of directors at which there is a quorum;

Company	the company for which these Bye-laws are approved and confirmed;

Director	a director of the Company;

Member	the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

notice	written notice as further provided in these Bye-laws unless otherwise specifically stated;

Officer	any person appointed by the Board to hold an office in the Company;

Register of Directors and Officers	the register of directors and officers referred to in these Bye-laws;

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Register of Members	the register of members referred to in these Bye-laws;

Resident Representative	any person appointed to act as resident representative and includes any deputy or assistant resident representative;

Secretary	the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary; and

Treasury Share	a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled or retired.

1.2	In these Bye-laws, where not inconsistent with the context:

(a)	words denoting the plural number include the singular number and vice versa;

(b)	words denoting the masculine gender include the feminine and neuter genders;

(c)	words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)	the words:

(i)	“may” shall be construed as permissive; and

(ii)	“shall” shall be construed as imperative; and

(e)	unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

1.3	In these Bye-laws expressions referring to a “writing” or its derivations shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

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1.4	Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

SHARES

2.	Power to Issue Shares

2.1	Subject to these Bye-laws and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board by a vote of at least 75% of the directors then in office shall have the power to issue any unissued shares on such terms and conditions and for such consideration as it may determine.

2.2	The Board may only issue shares as non-assessable and after the consideration for each share is fully paid in money or in property or past services that are not less in value than the fair equivalent of the money that the Company would have received if the share(s) had been issued for money.

2.3	Directors who vote for or consent to a resolution authorizing the issue of any share(s) pursuant to Bye-Law 2 for consideration other than money are jointly and severally liable to the Company to make good any amount by which the consideration received is less than the fair equivalent of the money that the Company would have received if the share(s) had been issued for money on the date of the resolution.

2.4	Without limitation to the provisions of Bye-law 4, subject to the Act, any preference shares may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by a series designation approved by the Board as contemplated in Bye-law 4.4 setting forth the relevant terms and provisions of such preference shares.

3.	Power of the Company to Purchase its Shares

3.1	The Company may purchase its own shares for cancellation or acquire them as Treasury Shares in accordance with the Act on such terms as the Board shall think fit.

3.2	The Board may exercise all the powers of the Company to purchase or acquire all or any part of its own shares in accordance with the Act.

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4.	Rights Attaching to Shares

4.1	At the date these Bye-laws are adopted, the share capital of the Company is divided into three classes: (i) 450,000,000 common shares of par value $0.01 each (the “Common Shares”), (ii) 40,000,000 Class B shares of par value $0.01 each (the “Class B Shares”) and (ii) 10,000,000 preference shares of par value $0.01 each (the “Preference Shares”).

4.2	The holders of Common Shares shall, subject to these Bye-laws (including, without limitation, the rights attaching to Preference Shares):

(a)	be entitled to one vote per share;

(b)	be entitled to such dividends as the Board may from time to time declare;

(c)	in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

(d)	generally be entitled to enjoy all of the rights attaching to shares.

4.3

The holders of Class B Shares shall have all of the rights of holders of Common Shares except that they are not entitled to vote, save where specifically authorised to do so pursuant to these Bye-laws or by the Act. Any holder of Class B Shares may elect to convert any number of Class B Shares owned by such holder into Common Shares at any time by providing written notice to the Company setting forth (i) such holder’s election to convert Class B Shares to Common Shares and (ii) the number of Class B Shares such holder is electing to convert (the “Converted Class B Shares”). Class B Shares shall convert on a one-for-one basis for Common Shares, as adjusted for any future alterations of share capital pursuant to Bye-law 14. The Converted Class B Shares shall be deemed to be Common Shares upon receipt of such notice by the Company without any need for actual certificates representing Common Shares to be issued although the Company will issue certificates representing Common Shares in exchange for the Converted Class B Shares as soon as practicable following receipt of such notice, and will in any event update the Register of Members without delay to reflect the conversion as stated in such notice. Upon the conversion of an aggregate of 66 2/3% of the Class B Shares issued and outstanding on the date of these Bye-laws, all remaining Class B Shares issued and

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outstanding shall be deemed to have automatically converted into Common Shares. The Company will notify the holders of record of such Class B Shares of such conversion and will exchange such Class B Shares for their Common Share equivalents as soon as practicable thereafter. In addition to any other vote or consent required herein or by law, including by the Act , the Class B Shares shall be entitled to vote with the holders of Common Shares on the following matters:

(a)	Any increase or decrease in the authorized number of Common Shares or Preference Shares;

(b)	Any agreement by the Company or its Members regarding a Business Combination (as defined in Bye-law 75);

(c)	Any increase or decrease in the authorized number of members of the Board;

(d)	The liquidation, dissolution or winding-up of the Company;

(e)	Voluntary placement of the Company into winding-up, liquidation or receivership proceedings in any relevant jurisdiction;

In addition, the vote or written consent of the holders of 75% of the outstanding Class B Shares, voting together as a single class, shall be necessary for effecting or validating the following actions (whether by merger, recapitalization, reclassification or otherwise):

(f)	Any increase or decrease in the authorized number and any issuance of Class B Shares;

(g)	Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Company having voting rights or ranking on a parity with or senior to the Class B Shares in right of redemption, liquidation preference or dividend rights or any increase in the authorized or designated number of any such new class or series;

(h)	Any amendment, alteration or waiver of any provision of these Bye-laws in a manner adverse to the Class B Shares if such amendment, alteration or waiver is not otherwise required to be approved by the holders of Class B Shares pursuant to Bye-law 77.2; or

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(i)	Any action that alters or changes the rights or privileges of the Class B Shares.

4.4	Subject to Bye-law 4.3, the Board is authorised to provide by a vote of at least 75% of the Directors then in office for the issuance of the Preference Shares in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the terms, including designation, powers, preferences, rights, qualifications, limitations and restrictions of the shares of each such series (and, for the avoidance of doubt, such matters and the issuance of such Preference Shares shall not be deemed to vary the rights attached to the Common Shares or, subject to the terms of any other series of Preference Shares, to vary the rights attached to any other series of Preference Shares). The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(a)	the number of shares constituting that series and the distinctive designation of that series;

(b)	the dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of the payment of dividends on shares of that series;

(c)	whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

(d)	whether that series shall have conversion or exchange privileges (including, without limitation, conversion into Common Shares), and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine;

(e)	whether or not the shares of that series shall be redeemable or repurchaseable, and, if so, the terms and conditions of such redemption or repurchase, including the manner of selecting shares for redemption or repurchase if less than all shares are to be redeemed or repurchased, the date or dates upon or after which they shall be redeemable or repurchaseable, and the amount per share payable in case of redemption or repurchase, which amount may vary under different conditions and at different redemption or repurchase dates;

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(f)	whether that series shall have a sinking fund for the redemption or repurchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(g)	the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any issued shares of the Company;

(h)	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment in respect of shares of that series; and

(i)	any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

4.5	Any Preference Shares of any series which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorised and unissued Preference Shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preference Shares to be created by resolution or resolutions of the Board or as part of any other series of Preference Shares, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of Preference Shares.

4.6

At the discretion of the Board, whether or not in connection with the issuance and sale of any shares or other securities of the Company, the Company may issue securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by the Board, including, without limiting the generality of this authority, conditions that preclude or limit any person or persons owning or offering to acquire a specified number or percentage of the issued Common Shares, other shares, option rights, securities having conversion or option rights, or obligations of the

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Company or transferee of the person or persons from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations.

4.7	All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.

5.	Reserved

6.	Prohibition on Financial Assistance

The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of the acquisition or proposed acquisition by any person of any shares in the Company, but nothing in this Bye-law shall prohibit transactions permitted under the Act.

7.	Reserved

8.	Share Certificates

8.1	Every Member shall be entitled to a certificate under the common seal of the Company or bearing the signature (or a facsimile thereof) of a Director or Secretary or a person expressly authorized to sign specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, specifying the amount paid on such shares. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

8.2	The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been allotted.

8.3	If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

8.4	Notwithstanding any provisions of these Bye-laws:

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(a)	the Directors shall, subject always to the Act and any other applicable laws and regulations and the facilities and requirements of any relevant system concerned, have power to implement any arrangements they may, in their absolute discretion, think fit in relation to the evidencing of title to and transfer of uncertificated shares and to the extent such arrangements are so implemented, no provision of these Bye-laws shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer of shares in uncertificated form; and

(b)	unless otherwise determined by the Directors and as permitted by the Act and any other applicable laws and regulations, no person shall be entitled to receive a certificate in respect of any share for so long as the title to that share is evidenced otherwise than by a certificate and for so long as transfers of that share may be made otherwise than by a written instrument.

9.	Fractional Shares

The Company may issue fractional shares.

REGISTRATION OF SHARES

10.	Register of Members

10.1	The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

10.2	The Register of Members shall be open to inspection without charge at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole thirty days in each year.

11.	Registered Holder Absolute Owner

The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

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12.	Transfer of Registered Shares

12.1	An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept:

Transfer of a Share or Shares

— (the “Company”)

FOR VALUE RECEIVED                      [amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] shares of the Company.

DATED this [    ] day of [            ], 200[    ]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

12.2	Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been registered as having been transferred to the transferee in the Register of Members.

12.3	The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

12.4	The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

12.5	The Board shall refuse to register a transfer unless:

(a)	all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained; and

(b)	in respect of transferring Class B Shares to any person or company other than the Company, (i) such transfer would not require the transferee to make an offer to

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holders of Common Shares to acquire Common Shares on the same terms and conditions under applicable securities laws if such Class B Shares, and all other Class B Shares, were converted into Common Shares immediately prior to such transfer and were held by a person or company in Alberta, or (ii) the person or company offering to acquire such Class B Shares makes a contemporaneous identical offer to the holders of Common Shares (in terms of price, timing and conditions) for a percentage of the Common Shares equal to or greater than the percentage of Class B Shares proposed to be acquired and does not acquire any Class B Shares unless the offeror also acquires a proportionate number of Common Shares actually tendered to such identical offer.

12.6	If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

12.7	Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Act.

12.8	The Board may delegate its rights under this Bye-law 12 to a duly appointed transfer agent and registrar.

13.	Transmission of Registered Shares

13.1	In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Subject to the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

13.2	Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board or the Company’s transfer agent and registrar may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

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Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member

— (the “Company”)

I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased/bankrupt Member] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

DATED this [    ] day of [            ], 200[    ]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

13.3	On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

13.4	Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to such share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

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ALTERATION OF SHARE CAPITAL

14.	Power to Alter Capital

14.1	Subject to Bye-law 4.3, the Company may if authorised by resolution of the Board increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Act.

14.2	Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.

15.	Variation of Rights Attaching to Shares

If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of 66 2/3% of the issued shares of that class or with the sanction of a resolution passed by holders of 66 2/3% of the shares of the class represented in person or by proxy at a meeting at which a quorum is present or otherwise by consent as set forth in these Bye-laws. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

DIVIDENDS AND CAPITALISATION

16.	Dividends

16.1	The Board may, subject to these Bye-laws and in accordance with the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

16.2	The Board may fix any date as the record date for determining the Members entitled to receive any dividend.

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16.3	The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

17.	Power to Set Aside Profits

The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such amount as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose.

18.	Method of Payment

18.1	Any dividend or other moneys payable in respect of a share may be paid by cheque sent through the post directed to the address of the Member in the Register of Members (in the case of joint Members, the senior joint holder, seniority being determined by the order in which the names stand in the Register of Members), or by direct transfer to such bank account as such Member may direct. Every such cheque shall be made payable to the order of the person to whom it is sent or to such persons as the Member may direct, and payment of the cheque shall be a good discharge to the Company. Every such cheque shall be sent at the risk of the person entitled to the money represented thereby. If two or more persons are registered as joint holders of any shares any one of them can give an effectual receipt for any dividend paid in respect of such shares.

18.2	Any dividend and or other moneys payable in respect of a share which has remained unclaimed for 7 years from the date when it became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company’s own account. Such payment shall not constitute the Company a trustee in respect thereof.

18.3	The Company shall be entitled to cease sending dividend cheques by post or otherwise to a Member if those instruments have been returned undelivered to, or left uncashed by, that Member on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the Member’s new address. The entitlement conferred on the Company by this Bye-law 18.3 in respect of any Member shall cease if the Member claims a dividend or cashes a dividend cheque.

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18.4	The Board may deduct from the dividends or distributions payable to any Member all moneys due from such Member to the Company.

19.	Capitalisation

The Board may capitalise any amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such amount in paying up unissued shares to be allotted as fully paid up bonus shares pro-rata (except in connection with the conversion of shares of one class to shares of another class) to the Members.

MEETINGS OF MEMBERS

20.	Annual General Meetings

The annual general meeting of the Company shall be held in each year (other than the year of incorporation) at such time and place as the President or the Chairman (if any) or the Board shall appoint.

21.	Special General Meetings

The President or the Chairman (if any) or the Board may convene a special general meeting whenever in their judgment such a meeting is necessary.

22.	Requisitioned General Meetings

The Board shall, on the requisition of Members holding at the date of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings, forthwith proceed to convene a special general meeting and the provisions of the Act shall apply.

23.	Notice

23.1	At least 21 days’ notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat and to holders of Class B Shares, stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

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23.2	At least 21 days’ notice of a special general meeting shall be given to each Member entitled to attend and vote thereat and to holders of Class B Shares, stating the date, time, place and the general nature of the business to be considered at the meeting.

23.3	The Board may fix any date as the record date for determining the Members and holders of Class B Shares entitled to receive notice of and/or to vote at any general meeting.

23.4	A general meeting shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

23.5	The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

24.	Giving Notice and Access

24.1	A notice may be given by the Company to a Member:

(a)	by delivering it to such Member in person; or

(b)	by sending it by letter mail or courier to such Member’s address in the Register of Members; or

(c)	by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Member to the Company for such purpose; or

(d)	in accordance with Bye-law 24.4.

24.2	Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

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24.3	Any notice (save for one delivered in accordance with Bye-law 24.4) shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or transmitted by electronic means.

24.4	Where a Member indicates his consent (in a form and manner satisfactory to the Board) to receive information or documents by accessing them on a website rather than by other means, or receipt in this manner is otherwise permitted by the Act, the Board may deliver such information or documents by notifying the Member of their availability and including therein the address of the website, the place on the website where the information or document may be found, and instructions as to how the information or document may be accessed on the website.

24.5	In the case of information or documents delivered in accordance with Bye-law 24.4, service shall be deemed to have occurred when (i) the Member is notified in accordance with that Bye-law; and (ii) the information or document is published on the website.

25.	Postponement or Cancellation of General Meeting

The Chairman or the President may, and the Secretary on instruction from the Chairman or the President shall, postpone or cancel any general meeting called in accordance with these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement or cancellation is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed or cancelled meeting shall be given to the Members in accordance with these Bye-laws.

26.	Electronic Participation and Security at General Meetings

26.1	The Board may, and at any general meeting, the chairman of such meeting may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the chairman of such meeting are entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

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26.2	After an initial public offering of any voting shares in the capital of the Company, Members may not participate in any general meeting by telephonic, electronic or other communication facilities or means unless approved by the Board.

27.	Quorum at General Meetings

27.1	At any general meeting two or more persons present in person at the start of the meeting and representing in person or by proxy in excess of 10% of the total issued voting shares in the Company shall form a quorum for the transaction of business (for the purposes of calculating quorum, voting shares shall include Class B Shares for those items for which holders of Class B Shares are permitted to vote with the Common Shares as set forth in Bye-law 4.3). For purposes hereof, a quorum for the transaction of business at a meeting of holders of the Class B Shares, for those items for which holders of Class B Shares are required to vote as a separate class as set forth in Bye-laws 4.3 and 77.2, shall be one or more persons present in person at the start of the meeting and representing in person or by proxy not less than 75% of the total issued Class B Shares.

27.2	If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.

28.	Chairman to Preside at General Meetings

Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the Chairman, if there be one, and if not the President, if there be one, shall act as chairman at all general meetings at which such person is present. In their absence, a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

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29.	Voting on Resolutions

29.1	Subject to the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with these Bye-laws and in the case of an equality of votes the resolution shall fail.

29.2	At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to these Bye-laws and any rights or restrictions for the time being lawfully attached to any class of shares, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his or her hand.

29.3	In the event that a Member participates in a general meeting by telephone, electronic or other communications facilities or means, the chairman of the meeting shall direct the manner in which such Member may cast his vote on a show of hands.

29.4	At any general meeting if an amendment is proposed to any resolution under consideration and the chairman of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

29.5	At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Bye-laws, be conclusive evidence of that fact.

29.6	Holders of Class B Shares are entitled to notice of all general and special meetings of the Members, but are not entitled to vote at such meeting, except as provided in these Bye-laws.

30.	Power to Demand a Vote on a Poll

30.1	Notwithstanding the foregoing, a poll may be demanded by any of the following persons:

(a)	the chairman of such meeting; or

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(b)	at least three Members present in person or represented by proxy; or

(c)	any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

(d)	any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total amount paid up on all such shares conferring such right.

30.2	Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, electronic or other communication facilities or means, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

30.3	A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and in such manner during such meeting as the chairman (or acting chairman) of the meeting may direct. Any business other than that upon which a poll has been demanded may be conducted pending the taking of the poll.

30.4

Where a vote is taken by poll, each person physically present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. Each person present by telephone, electronic or other communication facilities or means shall cast his

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vote in such manner as the chairman shall direct. At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

31.	Voting by Joint Holders of Shares

In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

32.	Instrument of Proxy

32.1	A Member may appoint a proxy by (a) an instrument appointing a proxy in writing in substantially the following form or such other form as the Board may determine from time to time:

Proxy

— (the “Company”)

I/We, [insert names here], being a Member of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Members to be held on the [ ] day of [ ], 200[ ] and at any adjournment thereof. (Any restrictions on voting to be inserted here.)

Signed this [ ] day of [ ], 200[ ]

Member(s)

or (b) such telephonic, electronic or other means as may be approved by the Board from time to time.

32.2	The appointment of a proxy must be received by the Company at the registered office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the appointment proposes to vote, and an appointment of proxy which is not received in the manner so permitted shall be invalid.

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32.3	The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

33.	Representation of Corporate Member

33.1	A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

33.2	Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

34.	Adjournment of General Meeting

34.1	The chairman of any general meeting at which a quorum is present may with the consent of Members holding a majority of the voting rights of those Members present in person or by proxy (and shall if so directed by Members holding a majority of the voting rights of those Members present in person or by proxy), adjourn the meeting.

34.2	In addition, the chairman may adjourn the meeting to another time and place without such consent or direction if it appears to him that:

(a)	it is likely to be impracticable to hold or continue that meeting because of the number of Members wishing to attend who are not present; or

(b)	the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

(c)	an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

34.3	Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.

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35.	Written Resolutions

35.1	After an initial public offering of any voting shares in the capital of the Company, holders of voting shares, other than holders of Class B Shares, shall not be able to vote their respective voting shares in the form of a written resolution. Subject to these Bye-laws, anything which may be done by resolution of the holders of voting shares in general meeting may, without a meeting be done by written resolution in accordance with this Bye-law.

35.2	Notice of a written resolution shall be given, and a copy of the resolution shall be circulated to all of the holders who would be entitled to attend a meeting and vote thereon. The accidental omission to give notice to, or the non-receipt of a notice by, any such holder does not invalidate the passing of a resolution.

35.3	A written resolution is passed when it is signed by, or in the case of a holder of shares that is a corporation, on behalf of, the holder of shares who at the date that the notice is given represent such majority of votes (or such higher percentage of votes as may be specified otherwise in these Bye-laws) as would be required if the resolution was voted on at a meeting of holders of shares at which all such holders entitled to attend and vote thereat were present and voting.

35.4	A resolution in writing of the holders of shares may be signed in any number of counterparts.

35.5	A resolution in writing of the holders of shares made in accordance with this Bye-law is as valid as if it had been passed by the holders of shares in general meeting or by a meeting of the holders of shares, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members or such holders voting in favour of a resolution shall be construed accordingly.

35.6	A resolution in writing of the holders of shares made in accordance with this Bye-law shall constitute minutes for the purposes of the Act.

35.7	This Bye-law shall not apply to a resolution passed to remove an Auditor from office before the expiration of his term of office.

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35.8	This Bye-law shall not apply to a resolution passed for the purpose of removing a Director before the expiration of his term of office.

35.9	For the purposes of this Bye-law, the effective date of the resolution is the date when the resolution is signed by, or in the case of a holder of shares that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last holder of shares whose signature results in the necessary voting majority being achieved and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

36.	Directors’ Attendance at General Meetings

The Directors shall be entitled to receive notice of, attend and be heard at any general meeting.

DIRECTORS AND OFFICERS

37.	Election of Directors

37.1	The Board of Directors shall consist of at least five (5) members but no more than seven (7) members, as such number is determined from time to time by a vote of a majority of the directors then in office. The number may be decreased below five (5) or increased above seven (7) only by (a) the vote of holders of at least 66 2/3% of the shares represented in person or by proxy at a meeting at which a quorum is present, or (b) the unanimous vote of the Board of Directors. No decrease in number of directors shall shorten the term of any incumbent director.

37.2	Only persons who are proposed or nominated in accordance with this Bye-law shall be eligible for election as Directors. Subject to the rights of nomination provided to holders of Class B Shares set forth in Bye-law 37.5, any Member or the Board may propose any person for election as a Director. Where any person is to be proposed for election as a Director, notice must be given to the Company of the intention to propose him and of his willingness to serve as a Director, except for (i) a person proposed for re-election or election as a Director by the Board or (ii) a person proposed by the holders of Class B Shares pursuant to Bye-law 37.5 for re-election or election. Where a Director is to be elected:

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(a)	at an annual general meeting, such notice must be given not less than 20 days nor more than 60 days before the anniversary of the last annual general meeting prior to the giving of the notice or, in the event the annual general meeting is called for a date that is not 30 days before or after such anniversary, the notice must be given not later than 10 days following the earlier of the date on which notice of the annual general meeting was posted to Members or the date on which public disclosure of the date of the annual general meeting as made; and

(b)	at a special general meeting, such notice must be given not later than 10 days following the earlier of the date on which notice of the special general meeting was posted to Members or the date on which public disclosure of the date of the special general meeting was made.

37.3	Where the number of persons validly proposed for re-election or election as a Director is greater than the number of Directors to be elected, the persons receiving the most votes (up to the number of Directors to be elected) shall, subject to Bye-law 37.5, be elected as Directors, and an absolute majority of the votes cast shall not be a prerequisite to the election of such Directors.

37.4	Subject to Bye-law 37.5, at any general meeting the Members may authorise the Board to fill any vacancy in their number left unfilled at a general meeting.

37.5

For as long as the holders of the Class B Shares own greater than 50% of the total outstanding share capital of the Company, including any Common Shares that may have been converted from Class B Shares, such holders shall have the right to nominate a majority of nominees for election as Directors and such nominees receiving the most votes (up to a majority of the Directors to be elected) shall be elected as Directors. The Directors elected pursuant to the first sentence of Bye-law 39 shall be comprised of a majority of nominees received from such holders of Class B Shares. In addition, upon the expiration of the term, resignation, death or removal of any of the Directors nominated by the holders of Class B Shares, for so long as the holders of Class B Shares maintain the ownership set forth above, such holders shall have the right to nominate a Director to fill such vacancy. In addition, for as long as such holders of Class B Shares own 50% or less but at least 25% of the total outstanding capital stock of the Company,

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including any Common Shares that may have been converted from Class B Shares, such holders shall have the right to nominate such number of nominees for election as Directors commensurate with their ownership percentage, such number not to be less than two (the “B Percentage”), and such nominees receiving the most votes (up to the B Percentage of Directors to be elected) shall be elected as Directors. Any such nomination will be evidenced by a consent in writing by holders of Class B Shares holding more than 50% of the outstanding Class B Shares.

38.	Reserved

39.	Term of Office of Directors

Upon adoption of these Bye-laws, the Members shall, subject to Bye-law 37.5, elect six Directors for a term expiring at the next annual general meeting or until their successors or duly qualified and elected or appointed or their positions are otherwise vacated. At each annual general meeting following the adoption of these Bye-laws, successors to the Directors whose term expires at that annual general meeting shall be elected for a term to expire at the next annual general meeting or until their successors are duly qualified and elected or appointed or their office is otherwise vacated. Any Director elected to fill a vacancy shall hold office for a term to expire at the next annual general meeting or until his or her successor is duly qualified and elected or appointed or his or her office is otherwise vacated, but in no case shall a decrease in the number of Directors shorten the term of any Director then in office.

40.	Reserved

41.	Removal of Directors

41.1	Subject to any provision to the contrary in these Bye-laws, the Members entitled to vote for the election of Directors may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director; provided, that, the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention to remove the director and a summary of the basis for the proposed removal and be served on such Director not less than 30 days before the meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director’s removal.

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41.2	If a Director is removed from the Board under the provisions of this Bye-law the Members may fill the vacancy at the meeting at which such Director is removed if a replacement Director has been included in the notice of special meeting. In the absence of such election, the Board may fill the vacancy.

42.	Vacancy in the Office of Director

42.1	The office of Director shall be vacated if the Director:

(a)	is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

(b)	is or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

(c)	is or becomes of unsound mind or dies; or

(d)	resigns his office by notice to the Company.

42.2	The Board shall have the power to appoint any person as a Director to fill a vacancy on the Board occurring as a result of the death, disability, disqualification or resignation of any Director or as a result of an increase in the size of the Board up to the maximum permitted under Bye-law 37.1; provided, that, where such vacancy relates to a Director that was nominated by the holders of Class B Shares pursuant to Bye-law 37.5, the Board shall appoint a person nominated pursuant to Bye-law 37.5 who is otherwise qualified to serve on the Board.

43.	Remuneration of Directors

The remuneration (if any) of the Directors shall be determined by the Board or to the compensation committee if such duties are delegated by the Board and shall be deemed to accrue from day to day. The Directors may also be reimbursed for all travel, hotel and other expenses properly incurred by them in attending and returning from the meetings of the Board, any committee appointed by the Board, general meetings, or in connection with the business of the Company or their duties as Directors generally.

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44.	Defect in Appointment

All acts done in good faith by the Board, any Director, a member of a committee appointed by the Board, any person to whom the Board may have delegated any of its powers shall, or any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that he was, or any of them were, disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or act in the relevant capacity.

45.	Directors to Manage Business

The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Act or by these Bye-laws, required to be exercised by the Company in general meeting.

46.	Powers of the Board of Directors

The Board may:

(a)	by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney;

(b)	appoint, suspend, or remove any officer, manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

(c)	authorize the exercise of all the powers of the Company to borrow money and to mortgage or charge its undertaking, property, or any part thereof, and may authorize the Company to issue notes, debentures, capital stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

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(d)	appoint a Director as Chairman of the Board, who shall preside over all meetings of the Board or shall designate another Director to preside over such meetings in his or her absence;

(e)	appoint the officers set forth in Bye-law 48 below;

(f)	procure that the Company pays all expenses incurred in promoting and incorporating the Company and listing the shares of the Company;

(g)	delegate any of its powers to a committee appointed by a vote of at least 75% of the Directors then in office which consists entirely of Directors, provided that every such committee shall operate under the charters governing such committees and provided further that the meetings and proceedings of any such committee shall be governed by these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board;

(h)	present any petition and make any application in connection with the liquidation or reorganisation of the Company;

(i)	in connection with the issue of any share, authorize the payment of such commission and brokerage as may be permitted by law; and

(j)	authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company.

47.	Register of Directors and Officers

The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

48.	Officers

48.1	Number. The officers of the Company shall be appointed by the Board and shall include a Chief Executive Officer, a President, and a Secretary, and such other officers (including vice presidents) and assistant officers as the Board may determine. Any two (2) or more offices may be held by the same person.

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48.2	Election; Term; Qualification. Officers shall be appointed by the Board annually at the meeting of the Board following the annual Members’ meeting. Each officer shall hold office until his death, resignation, or removal, subject to reappointment at each annual Board meeting immediately following the annual Members’ meeting.

48.3	Removal. Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interests of the Company will be served thereby; but, such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contract rights.

48.4	Vacancies. Any vacancy in any office for any cause may be filled by appointment of the Chief Executive Officer or President subject to ratification by the Board at any meeting.

48.5	Duties. The officers of the Company shall have such powers and duties as from time to time shall be conferred by the Board and by these Bye-laws.

48.6	Chief Executive Officer. The Chief Executive Officer shall be subject to the control of the Board, and shall in general supervise and control all business and affairs of the Company. The Chief Executive Officer may sign, with the Secretary or any other proper officer of the Company thereunto authorized by the Board, certificates for shares of the Company, deeds, mortgages, bonds, contracts, and other obligations in the name of the Company, which the Board has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these Bye-laws to some other officer or agent of the Company, or shall be required by law to be otherwise signed and executed; and in general is authorized to perform such other duties as may be delegated or assigned by the Board from time to time. In the absence of the Chairman, or if the directors neglect or fail to elect a Chairman, then the Chief Executive Officer of the Company, if he is a member of the Board, shall automatically serve as Chairman of the Board.

48.7	The President. In the absence of the Chief Executive Officer, or in the event of his death or inability to act or refusal to act, the President shall perform the duties of the Chief

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Executive Officer and when so acting shall have all of the powers of and be subject to all of the restrictions upon the Chief Executive Officer. In general, he is authorized to perform such other duties as may be delegated or assigned by the Chief Executive Officer or the Board from time to time.

48.8	The Vice Presidents. At the request of the Chief Executive Officer, or President, or in their absence or disability, the vice presidents, in the seniority of their position and then, in the order of their election, shall perform the duties of the Chief Executive Officer and President, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the President. Any action taken by a vice president in the performance of the duties of the Chief Executive Officer or President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken. The vice presidents shall perform such other duties as may, from time to time, be assigned to them by the Board, the Chief Executive Officer or the President. A vice president may sign, with the secretary or an assistant secretary, certificates of stock of the Company.

48.9	Secretary. The secretary shall keep the minutes of all meetings of the Members, of the Board, and of the executive committee, if any, of the Board, in one or more books provided for such purpose and shall see that all notices are duly given in accordance with the provisions of these Bye-laws or as required by law. He shall be custodian of the corporate records and of the seal (if any) of the Company and see, if the Company has a seal, that the seal of the Company is affixed to all documents the execution of which on behalf of the Company under its seal is duly authorized; shall have general charge of the stock certificate books, transfer books and stock ledgers, and such other books and papers of the Company as the Board may direct, all of which shall, at all reasonable times, be open to the examination of any director, upon application at the office of the Company during business hours; and in general is authorized to perform such other duties and powers as the Board, the Chief Executive Officer or the President from time to time may assign to or confer on him.

48.10

Treasurer. The treasurer shall keep complete and accurate records of account, showing at all times the financial condition of the Company. He shall be the legal custodian of all money, notes, securities and other valuables which may from time to time come into the possession of the Company. He shall furnish at meetings of the Board, or whenever

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requested, a statement of the financial condition of the Company, and is authorized to perform such other duties as these Bye-laws may require or the Board, the Chief Executive Officer or the President may assign.

48.11	Assistant Officers. Any assistant secretary or assistant treasurer appointed by the Board shall have power to perform, and shall perform, all duties incumbent upon the secretary or treasurer of the Company, respectively, subject to the general direction of such respective officers, and shall perform such other duties as these Bye-laws may require or the Board, the Chief Executive Officer or the President may prescribe.

48.12	Salaries. The salaries or other compensation of the officers shall be fixed from time to time by the Board or the compensation committee appointed by the Board, consistent with any legal or stock exchange requirements. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director of the Company.

48.13	Bonds of Officers. The Board may secure the fidelity of any officer of the Company by bond or otherwise, on such terms and with such surety or sureties, conditions, penalties or securities as shall be deemed proper by the Board.

48.14	Delegation. The Board may delegate temporarily the powers and duties of any officer of the Company, in case of his absence or for any other reason, to any other officer, and may authorize the delegation by any officer of the Company of any of his powers and duties to any agent or employee, subject to the general supervision of such officer.

49.	Reserved

50.	Reserved

51.	Reserved

52.	Conflicts of Interest

52.1	Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company and such Director or such Director’s firm, partner or company shall be entitled to remuneration as if such Director were not a Director. Nothing herein contained shall authorise a Director or Director’s firm, partner or company to act as Auditor to the Company.

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52.2	A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

52.3	Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum for such meeting.

53.	Indemnification and Exculpation of Directors and Officers

53.1

Indemnification. The Directors, resident representative, Secretary and other Officers (such term to include any person appointed to any committee by the Board) for the time being acting in relation to any of the affairs of the Company, any subsidiary thereof, and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company or any subsidiary thereof, and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the said persons. Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the

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Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company or any subsidiary thereof, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

53.2	Insurance. The Company may purchase and maintain insurance for the benefit of any Director or Officer against any liability incurred by him under the Act in his capacity as a Director or Officer or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.

53.3	Prepayment of Expenses. Expenses incurred by a Director or Officer of the Company in defending a Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding to the fullest extent permitted by, and only in compliance with, the Act or any other applicable laws as may from time to time be in effect, including, without limitation, any provision of the Act that requires, as a condition precedent to such expense advancement, the delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director is not entitled to be indemnified under Bye-law 53.1 or otherwise. Repayments of all amounts so advanced shall be upon such terms and conditions, if any, as the Board deems appropriate. Notwithstanding the foregoing, in no event shall a director or executive officer be entitled to the advancement of expenses if a determination has been made by a judicial authority or governmental entity or agency or, absent such determination, any such authority, entity or agency has taken a position or issued any guidance stating, that the advancement of expenses to a director or executive officer constitutes a personal loan in contravention of any law or regulation.

53.4

Vesting. The Company’s obligation to indemnify and to prepay expenses under Bye-laws 53.1 and 53.3 shall arise, and all rights granted to the Company’s Directors and Officers hereunder shall vest, at the time of the occurrence of the transaction or event to which a Proceeding relates, or at the time that the action or conduct to which such Proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of

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when such Proceeding is first threatened, commenced or completed (and whether arising out of a transaction or event occurring before or after adoption of this Bye-law 53). Notwithstanding any other provision of these Bye-laws, no action taken by the Company subsequent to the adoption of this Bye-law 53, either by amendment of these Bye-laws or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under Bye-laws 53.1 and 53.3 which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is effective or taken, whichever is later.

53.5	Enforcement. If a claim under Bye-law 53.1 is not paid in full by the Company within 30 days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit in a court of competent jurisdiction against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such suit (other than a suit brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition when the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the Act or other applicable law to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. The failure of the Company (including its Board, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such suit as to whether indemnification is proper in the circumstances based upon the applicable standard of conduct set forth in the Act or other applicable law shall neither be a defense to the action nor create a presumption that the claimant has not met the applicable standard of conduct. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had reasonable cause to believe that his conduct was unlawful.

53.6	Nonexclusive. The indemnification provided by this Bye-law 53 shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled

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under any statute, these Bye-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

53.7	Permissive Indemnification. The rights to indemnification and prepayment of expenses which are conferred on the Company’s directors and officers by Bye-laws 53.1 may be conferred upon any employee or agent of the Company or other person serving at the request of the Company if, and to the extent, authorized by the Board.

MEETINGS OF THE BOARD OF DIRECTORS

54.	Board Meetings

54.1	Regular Meetings. Regular meetings of the Board shall be held immediately following each annual general meeting of Members, at the place of such meeting, and at such other times on a quarterly basis and at such places as the Board shall determine. At least ten days advance notice provided by any Director or the Secretary of such regular meetings (other than the meeting immediately following the annual general meeting of Members) needs to be given to members of the Board.

54.2	Special Meetings. Special meetings of the Board shall be held at any time by call of the Chairman of the Board, the Chief Executive Officer, the President, or a majority of the Board. The secretary shall give notice of each special meeting to each Director at his usual business or residence address by mail at least two days before the meeting or by electronic mail, facsimile transmission, telegraph or telephone at least one day before such meeting. Except as otherwise provided by law or these Bye-laws, such notice need not specify the business to be transacted at, or the purpose of, such meeting. No notice shall be necessary for any adjournment of any meeting. The signing of a written waiver of notice of any special meeting by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the receiving of such notice. Attendance of a Director at a meeting shall also constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express and announced purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

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55.	Notice of Board Meetings

A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally (including in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means or other mode of representing words in a visible form at such Director’s last known address or in accordance with any other instructions given by such Director to the Company for this purpose.

56.	Electronic Participation in Meetings

Directors may participate in any meeting by such telephonic, electronic or other communications facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

57.	Quorum at Board Meetings

The quorum necessary for the transaction of business at a meeting of the Board shall be a majority of the Directors, including if, for so long as the holders of Class B Shares have the right to nominate Directors under Bye-law 37.5, a majority of the Directors that have been nominated by the holders of the Class B Shares.

58.	Board to Continue in the Event of Vacancy

The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting; or (ii) preserving the assets of the Company.

59.	Chairman to Preside

Unless otherwise agreed by a majority of the Directors attending , the Chairman, if there be one, and if not, the President, if there be one, shall act as chairman at all meetings of the Board at which such person is present. In their absence a chairman shall be appointed or elected by the Directors present at the meeting.

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60.	Written Resolutions

A resolution signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution.

61.	Validity of Prior Acts of the Board

No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

CORPORATE RECORDS

62.	Minutes

The Board shall cause minutes of the Board and committee meetings to be duly entered in books provided for the purpose:

(a)	of all elections and appointments of Officers;

(b)	of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

(c)	of all resolutions and proceedings of general meetings of the Members, meetings of the Board, and meetings of committees appointed by the Board.

63.	Place Where Corporate Records Kept

Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

64.	Form and Use of Seal

64.1	The Company may adopt a seal in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda.

64.2	A seal may, but need not be affixed to any deed, instrument, share certificate or document, and if the seal is to be affixed thereto, it shall be attested by the signature of (i) any Director; or (ii) any Officer; or (iii) the Secretary; or (iv) any person authorized by the Board for that purpose

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64.3	A Resident Representative may, but need not, affix the seal of the Company to certify the authenticity of any copies of documents.

ACCOUNTS

65.	Books of Account

65.1	The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b)	all sales and purchases of goods by the Company; and

(c)	all assets and liabilities of the Company.

65.2	Such records of account shall be kept at the registered office of the Company, or subject to the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

66.	Financial Year End

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

AUDITS

67.	Annual Audit

Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to the Act, the accounts of the Company shall be audited at least once in every year.

68.	Appointment of Auditor

The Audit Committee of the Board shall recommend the independent auditor to audit the Company’s financial statements, subject to appointment by the Members.

68.1	Subject to the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company.

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68.2	The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

69.	Remuneration of Auditor

The remuneration of the Auditor shall be fixed by the Board.

70.	Duties of Auditor

70.1	The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with United States generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards applicable in the United States.

70.2	The generally accepted auditing standards referred to in this Bye-law may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Act. If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.

71.	Access to Records

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

72.	Financial Statements

Subject to any rights to waive laying of accounts pursuant to the Act, financial statements as required by the Act shall be laid before the Members in general meeting.

73.	Distribution of Auditor’s report

The report of the Auditor shall be submitted to the Members in general meeting.

74.	Vacancy in the Office of Auditor

If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor’s services are required, the vacancy thereby created shall be filled in accordance with the Act.

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BUSINESS COMBINATIONS

75.	Business Combinations

75.1	(a) Any Business Combination with any Interested Shareholder within a period of three years following the time of the transaction in which the person become an Interested Shareholder must be approved by the Board and authorised at an annual or special general meeting, by the affirmative vote of at least 66 2/3% of the shares represented in person or by proxy that are not owned by the Interested Shareholder at a meeting at which a quorum is present unless:

(i)	prior to the time that the person became an Interested Shareholder, the Board approved either the Business Combination or the transaction which resulted in the person becoming an Interested Shareholder; or

(ii)	upon consummation of the transaction which resulted in the person becoming an Interested Shareholder, the Interested Shareholder owned at least 85% of the number of issued and outstanding voting shares of the Company at the time the transaction commenced, excluding for the purposes of determining the number of shares issued and outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee share plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer.

(b)	The restrictions contained in this Bye-law 75.1 shall not apply if:

(i)	a Member becomes an Interested Shareholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the Member ceases to be an Interested Shareholder; and (ii) would not, at any time within the three-year period immediately prior to a Business Combination between the Company and such Member, have been an Interested Shareholder but for the inadvertent acquisition of ownership; or

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(ii)	the Business Combination is proposed prior to the consummation or abandonment of, and subsequent to the earlier of the public announcement or the notice required hereunder of, a proposed transaction which (i) constitutes one of the transactions described in the following sentence; (ii) is with or by a person who either was not an Interested Shareholder during the previous three years or who became an Interested Shareholder with the approval of the Board; and (iii) is approved or not opposed by a majority of the members of the Board then in office who were Directors prior to any person becoming an Interested Shareholder during the previous three years or were recommended for election or elected to succeed such Directors by resolution of the Board approved by a majority of such Directors. The proposed transactions referred to in the preceding sentence are limited to:

(a)	a merger, amalgamation or consolidation of the Company (except an amalgamation in respect of which, pursuant to the Act, no vote of the Members of the Company is required);

(b)	a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Company or of any entity directly or indirectly wholly-owned or majority-owned by the Company (other than to the Company or any entity directly or indirectly wholly-owned by the Company) having an aggregate market value equal to 50% or more of either the aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the issued and outstanding shares of the Company; or

(c)	a proposed tender or exchange offer for 50% or more of the issued and outstanding voting shares of the Company.

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The Company shall give not less than 20 days notice to all Interested Shareholders prior to the consummation of any of the transactions described in subparagraphs (a) or (b) of the second sentence of this paragraph (ii).

(c)	For the purpose of this Bye-law 75 only, the term:

(i)	“affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person;

(ii)	“associate,” when used to indicate a relationship with any person, means: (i) any company, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting shares; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person;

(iii)	“Business Combination,” when used in reference to the Company and any Interested Shareholder of the Company, means:

(a)	any merger, amalgamation or consolidation of the Company or any entity directly or indirectly wholly-owned or majority-owned by the Company, wherever incorporated, with (A) the Interested Shareholder or any of its affiliates, or (B) with any other company, partnership, unincorporated association or other entity if the merger, amalgamation or consolidation is caused by the Interested Shareholder;

(b)

any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a shareholder of the Company, to or with the Interested Shareholder, whether as part of a dissolution or otherwise, of assets of the Company or of any entity directly or indirectly wholly-owned or majority-owned by the Company

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which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the issued and outstanding shares of the Company;

(c)	any transaction which results in the issuance or transfer by the Company or by any entity directly or indirectly wholly-owned or majority-owned by the Company of any shares of the Company, or any share of such entity, to the Interested Shareholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company, or shares of any such entity, which securities were issued and outstanding prior to the time that the Interested Shareholder became such; (B) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company, or shares of any such entity, which security is distributed, pro rata to all holders of a class or series of shares subsequent to the time the Interested Shareholder became such; (C) pursuant to an exchange offer by the Company to purchase shares made on the same terms to all holders of such shares; or (D) any issuance or transfer of shares by the Company; provided however, that in no case under items (B)-(D) of this subparagraph shall there be an increase in the Interested Shareholder’s proportionate share of the any class or series of shares;

(d)

any transaction involving the Company or any entity directly or indirectly wholly-owned or majority-owned by the Company which has the effect, directly or indirectly, of increasing the proportionate share of any class or series of shares, or securities convertible into any class or series of shares of the Company, or

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shares of any such entity, or securities convertible into such shares, which is owned by the Interested Shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any repurchase or redemption of any shares not caused, directly or indirectly, by the Interested Shareholder; or

(e)	any receipt by the Interested Shareholder of the benefit, directly or indirectly (except proportionately as a shareholder of the Company), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subparagraphs (a)-(d) of this paragraph) provided by or through the Company or any entity directly or indirectly wholly-owned or majority-owned by the Company;

(iv)	“control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract or otherwise. A person who is the owner of 20% or more of the issued and outstanding voting shares of any company, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary; provided that notwithstanding the foregoing, such presumption of control shall not apply where such person holds voting shares, in good faith and not for the purpose of circumventing this provision, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity;

(v)

“Interested Shareholder” means any person (other than the Company and any entity directly or indirectly wholly-owned or majority-owned by the Company) that (i) is the owner of 15% or more of the issued and outstanding voting shares of the Company, (ii) is an affiliate or associate of the Company and was the owner of 15% or more of the issued and outstanding voting shares of the Company at any time within the three-

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year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Shareholder or (iii) is an affiliate or associate of any person listed in (i) or (ii) above; provided, however, that the term “Interested Shareholder” shall not include any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Company unless such person referred to in this proviso acquires additional voting shares of the Company otherwise than as a result of further corporate action not caused, directly or indirectly, by such person; and provided, further, that John Crisp, Charles Forbes and Janet Forbes and any of their affiliates shall not be deemed an Interested Shareholder under this Bye-law 75. For the purpose of determining whether a person is an Interested Shareholder, the voting shares of the Company deemed to be issued and outstanding shall include voting shares deemed to be owned by the person through application of paragraph (8) below, but shall not include any other unissued shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise;

(vi)	“person” means any individual, company, partnership, unincorporated association or other entity;

(vii)	“voting shares” means, with respect to any company, shares of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a company, any equity interest entitled to vote generally in the election of the governing body of such entity;

(viii)	“owner,” including the terms “own” and “owned,” when used with respect to any shares, means a person that individually or with or through any of its affiliates or associates:

(a)	beneficially owns such shares, directly or indirectly; or

(b)	has (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time) pursuant

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to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of shares tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered shares are accepted for purchase or exchange; or (B) the right to vote such shares pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any shares because of such person’s right to vote such shares if the agreement, arrangement or understanding to vote such shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

(c)	has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subparagraph (b) of this paragraph), or disposing of such shares with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such shares.

75.2	In respect of any Business Combination to which the restrictions contained in Bye-law 75.1 do not apply but which the Act requires to be approved by the Members, the necessary general meeting quorum and Members’ approval shall be as set out in Bye-laws 27 and 29 respectively.

75.3	The Board shall ensure that the bye-laws or other constitutional documents of each entity wholly-owned or majority-owned by the Company shall contain any provisions necessary to ensure that the intent of Bye-law 75.1, as it relates to the actions of such entities, is achieved.

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VOLUNTARY WINDING-UP AND DISSOLUTION

76.	Winding-Up

If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

CHANGES TO CONSTITUTION

77.	Changes to Bye-laws

77.1	Subject to Bye-law 77.2, no Bye-law may be rescinded, altered or amended and no new Bye-law may be made until the same has been approved by a majority of the Directors then in office and by a resolution of the Members.

77.2	Bye-laws 4.3, 14, 15, 20, 21, 37, 39, 41, 75, and 77 may not be rescinded, altered or amended and no new Bye-law may be made which would have the effect of rescinding, altering or amending the provisions of such Bye-laws, until the same has been approved by a resolution of the Board including the affirmative vote of not less than 66 2/3% of the Directors then in office, by a resolution of the Members including the affirmative vote of not less than 66 2/3% of the Common Shares represented in person or by proxy at a meeting at which a quorum is present, and by the affirmative vote or consent of the holders of not less than 75% of the Class B Shares.

78.	Discontinuance

The Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Act.